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                    RESTATED REGISTRATION RIGHTS AGREEMENT

This Restated Registration Rights Agreement dated as of December 31, 1996 is entered into by and among Integrated Sensor Solutions, Inc., a California corporation (the "COMPANY"), the persons and entities listed on Annex 1 hereto (the "SERIES A SHAREHOLDERS"), the persons and entities listed on Annex 2 hereto (the "SERIES B SHAREHOLDERS"), the persons and entities listed on Annex 3 hereto (the "Series C Shareholders"), the persons and entities listed on Annex 4 hereto the Series D Shareholders"), the persons and entities listed on Annex 5 hereto (the "SERIES E Shareholders") and the persons and entities listed in Annex 6 hereto, (the "SERIES F SHAREHOLDERS") (The Series A Shareholders, the Series B Shareholders, the Series C Shareholders, the Series D Shareholders the Series E Shareholders and the Series F Shareholders are collectively referred to as the "Shareholders").

    WHEREAS, the Company and the Series A Shareholders, the Series B Shareholders, the Series C Shareholders and the Series D Shareholders have entered into a Series A Preferred Stock Purchase Agreement, dated April 3, 1989, a Series B Preferred Stock Purchase Agreement, dated April 5, 1991, a Series C Preferred Stock Purchase Agreement, dated September 3, 1991, a Series D Preferred Stock Purchase Agreement, dated August 25, 1994, respectively (collectively, the ORIGINAL PURCHASE AGREEMENTS");

    WHEREAS, the Series A Shareholders, the Series B Shareholders the Series C Shareholders and the Series D Shareholders possess certain registration rights granted under a certain Restated Registration Rights Agreement dated August 25, 1994 (the "ORIGINAL AGREEMENT");

    WHEREAS, the Company has converted principal and interest on outstanding promissory notes into shares of Series E Preferred Stock;

    WHEREAS, the Company and the Series F Shareholders have entered into a Series F Preferred Stock and Warrant Purchase Agreement of even date herewith (the "SERIES F AGREEMENT") pursuant to which the Company sold Series F Preferred Stock and Warrants to purchase Series F Preferred Stock (the "Warrants");

    WHEREAS, the obligations of the Company and the Series F Shareholders under the Series F Agreement are conditioned, among other things, upon the grant of registration rights by execution and delivery by the Series A Shareholders, the Series B Shareholders, the Series C Shareholders, the Series D Shareholders and the Company of this Agreement; and

  WHEREAS, the Series A Shareholders, the Series B Shareholders, the Series C Shareholders and the Series D Shareholders desire to terminate their registration rights under the Original Agreement and to accept the rights created herein in lieu of said rights;

 NOW, THEREFORE, in consideration of the mutual promises and covenants contained in Agreement. The parties hereto agree as follows:

     1. Certain DEFINITIONS: As used in this Agreement, the following terms shall have the following respective meanings:

          "COMMISSION," means the Securities and Exchange Commission, or any other Federal


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agency at the time administering the Securities Act.

          "COMMON STOCK" means the common stock, no par value per share, of the Company.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

          "REGISTRATION STATEMENT" means a registration statement filed by the Company with the Commission for a public offering and sale of Common Stock (other than a registration statement Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

          "REGISTRATION EXPENSES" means the expenses described in Section 5.

          "REGISTRABLE SHARES" means (i) the shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock or the Series B Preferred Stock issuable upon exercise of the Warrants (ii) any shares of Common Stock, and Any shares of Common Stock issued or issuable upon the conversion or exercise of any other securities, acquired by the Shareholders pursuant to the Original Purchase Agreement and (iii) any other shares of Common Stock issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); PROVIDED. HOWEVER, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares
(i) upon any sale pursuant to a Registration Statement or Rule 144 under the Securities Act or (ii) upon any sale in any manner to a person or entity which, by virtue of Section 14 of this Agreement, is not entitled to the rights provided by this Agreement. Wherever reference is made in this Agreement request or consent of holders of a certain percentage of Registrable Shares, the determination such percentage shall include shares of Common Stock issuable upon conversion of the Shares s defined below) even if such conversion has not yet been effected.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

          "SHARES," means the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock issuable pursuant to the Original Purchase Agreements, Series E Preferred Stock issued upon conversion of outstanding promissory notes and Series F Preferred Stock sold pursuant to the Series F Agreement or issuable upon exercise of the Warrants.

          "SHAREHOLDERS" shall also include any persons or entities to whom the rights granted under this Agreement are transferred by any Shareholders, their successors or assigns pursuant to Section 14 hereof.

       2.       REQUIRED REGISTRATIONS.


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          (a) At any time after the earlier of November 30, 1998 and the closing of the Company's first underwritten public offering of shares of Common Stock pursuant to a Registration Statement, a Shareholder or Shareholders holding in the aggregate at least 500,000 of the Registrable Shares, as adjusted for stock splits, stock dividends, recapitalizations or similar events. may request, in writing, that the Company effect the registration on Form S-1 or Form S-2 (or any successor form) of Registrable Shares owned by such Shareholder or Shareholders. If the holders initiating the registration intend to distribute the Registrable Shares by means of an underwriting, they shall so advise the Company in their request. In the event such registration is underwritten, the right of other Shareholders to participate shall be conditioned on such Shareholders, participation in such underwriting. Upon receipt of any such request, the Company shall promptly give written notice of such proposed registration to all Shareholders. Such Shareholders shall have the right, by giving written notice to the Company within 30 days after the Company provides its notice, to elect to have included in such registration such of their Registrable Shares as such Shareholders may request in such notice of election; provided that if the underwriter (if any) managing the offering determines that, because of marketing factors, all of the Registrable Shares requested to be registered by all Shareholders may not be included in the offering, then all Shareholders who have requested registration shall participate in the registration pro rata based upon the number of Registrable Shares which they have requested to be so registered Thereupon, the Company shall, as expeditiously as possible, use its best efforts to effect the registration on Form S- I or Form S-2 (or any successor form) of all Registrable Shares which the Company has been requested to so register.

          (b) At any time after the Company becomes eligible to file a Registration Statement on Form S-3 (or any successor form relating to secondary offerings), a Shareholder or Shareholders holding in the aggregate at least 200,000 of the Registrable Shares may request the Company, in writing, to effect the registration on Form S-3 (or such successor form), of Registrable Shares. Such Shareholders shall have the right, by giving written notice to the Company within 30 days after the Company provides its notice, to elect to have included in such registration such of their Registrable Shares as such Shareholders may request in such notice of election, provided that if the underwriter (if any) managing the offering determines that, because of marketing factors, all of the Registrable Shares requested to be registered by all Shareholders may not be included in the offering, then all Shareholders who have requested registration shall participate in the registration pro rata based upon the number of Registrable Shares which they have requested to be so registered. Thereupon, the Company shall, as expeditiously as possible, use it's best efforts to effect the registration on Form S-3 (or such successor form) of all Registrable Shares which the Company has been requested to so register.

          (c) The Company shall not be required to effect more than two registrations pursuant to paragraph (a) or (b) above. In addition, the Company shall not be required to effect any registration (other than on Form S-3 or any successor form relating to secondary offerings) within six months after the effective date of any other Registration Statement of the Company.

          (d) If at the time of any request to register Registrable Shares pursuant to this Section 2, the Company is engaged or has fixed plans to engage within 30 days of the time of the request in a registered public offering as to which the Shareholders may include Registrable Shares pursuant to Section 3 or is engaged in any other activity which, in the good faith determination of the Company's Board of Directors, would be adversely affected by the requested registration to the material detriment of the Company, then the Company may at its option direct that such request be delayed for a period not in excess of six months from the effective date of such offering or the date of commencement of such other material activity, as the case may be, such right to delay a request to be exercised by the Company not more than once in any two-year period.

       3.       Incidental Registration.
          (a) Whenever the Company proposes to file a Registration Statement (other than pursuant to Section 2) at any time and from time to time, it will, prior to such filing, give written notice to all Shareholders of its intention to do so and, upon the written request of a Shareholder or Shareholders given within 15 days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Shares), the Company shall use its best efforts to cause all Registrable Shares which the Company has been requested by such Shareholder or Shareholders to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Shareholder or Shareholders; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 3 without obligation to any Shareholder.

          (b) In connection with any registration under this Section 3 involving an underwriting, the Company shall not be required to include any Registrable Shares in such registration unless the holders thereof accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (provided that such terms must be consistent with this Agreement). If in the opinion of the managing underwriter it is appropriate because of marketing factors to limit the number of Registrable Shares to be included in the offering, then the Company shall be required to include in the registration only that number of Registrable Shares, if any, which the managing underwriter believes should be included therein; provided that (i) in no event shall the number of Registrable Shares included in any registration other than the Company's initial Registration Statement be reduced below 30% of the total number of shares of Common Stock (giving effect to the conversion into Common Stock of all securities convertible thereinto) included in the offering, and (ii) no persons or entities other than the Company, the Shareholders and persons or entities holding registration rights granted in accordance with Section 10 hereof shall be permitted to include securities in the offering. If the number of Registrable Shares to be included in the offering in accordance with the foregoing is less than the total number of shares which the holders of Registrable Shares have requested to be included. then the holders of Registrable Shares who have requested registration and other holders of securities entitled to include them in such registration shall participate in the registration pro rata based upon their total ownership of shares of Common Stock (giving effect to the conversion into Common Stock of all securities convertible thereinto). If any holder would thus be entitled to include more securities than such holder requested to be registered, the excess shall be allocated among other requesting holders pro rata in the manner described in the preceding sentence.

          4. REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any of the Registrable Shares under the Securities Act, the Company shall:

          (a) file with the Commission a Registration Statement with respect to such Registrable Shares and use its best efforts to cause that Registration Statement to become and remain effective;

          (b) as expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective, in the case of a firm commitment underwritten public offering, until each underwriter has completed the distribution of all securities purchased by it and, in the case of any other offering, until the earlier of the sale of all Registrable Shares covered thereby or 120 days after the effective date thereof;

          (c) as expeditiously as possible furnish to each selling Shareholder such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the selling Shareholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable shares owned by the selling Shareholder; and

          (d) as expeditiously as possible use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of which states as the selling Shareholders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the selling Shareholders to consummate the public sale or other disposition in such states of the Registrable Shares owned by the selling Shareholder; PROVIDED, HOWEVER, that the Company shall not be required in connection with this paragraph (d) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction

     If the Company has delivered preliminary or final prospectuses to the selling Shareholders and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the selling Shareholders and, if requested, the selling Shareholders shall immediately cease making offers of Registrable Shares and return all Prospectuses to the Company. The Company shall promptly provide the selling Shareholders with revised prospectuses and, following receipt of the revised prospectuses, the selling Shareholders shall be free to resume making offers of the Registrable Shares.

          5. ALLOCATION OF EXPENSES. The Company will pay all Registration Expenses of all registrations under this Agreement. For purposes of this
Section 5, the term "Registration Expenses shall mean all expenses incurred by the Company in complying with this Agreement, including. without limitation, all registration and filing fees, exchange listing fees, printing expenses fees and expenses of counsel for the Company and the fees and expenses of one counsel selected by the selling Shareholders to represent the selling Shareholders, state Blue Sky fees and expenses and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts, selling commissions and the fees and expenses of selling Shareholders' own counsel (other than the counsel selected to represent all selling Shareholders).

          6  INDEMNIFICATION AND CONTRIBUTION.

          (a) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the

Seller of such Registrable Shares, each underwriter of such Registrable Shares, and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Seller, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse such seller, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such seller, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or final prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such seller, underwriter or controlling person specifically for use in the preparation thereof.

          (b) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each seller of Registrable Shares, severally and not jointly. will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information relating to such seller furnished in writing to the Company by or on behalf of such seller specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; PROVIDED, that the obligations of such Shareholders hereunder shall be limited to an amount equal to the proceeds to each Shareholder of Registrable Shares sold in connection with suchh registration.

          (c) Each party entitled to indemnification under this Section 6 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; PROVIDED, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, PROVIDED, FURTHER, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 6. The Indemnified Party may participate in such defense at such party's expense; PROVIDED, that the Indemnifying Party shall pay expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

          (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Registrable Shares exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 6 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Shareholder or any such controlling person in circumstances for which indemnification is provided under this Section 6; then, in each such case, the Company and such Shareholder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportions so that such holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Shares offered by the Registration Statement bears to the public offering price of all securities offered by such Registration Statement, and the Company is responsible for the. remaining portion; PROVIDED, that, in any such case (A) no such holder will be required to contribute any amount in excess ofthe proceeds to it of all Registrable Shares sold by it pursuant to such Registration Statement, and
(B) no person or entity guilty of fraudulent misrepresentation, within the meaning of Section I I (f) of the Securities Act, shall be entitled to contribution from any person or entity who is not guilty of such fraudulent misrepresentation.

          7. Indemnification with Respect to Underwritten Offering. In the event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering pursuant to Section 2), the Company agrees to enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of the securities being registered and customary covenants and agreements to be performed by such issuer, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering.

          8. INFORMATION BY HOLDER. Each Shareholder including Registrable Shares in any registration shall furnish to the Company such information regarding such Shareholder and the distribution proposed by such Shareholder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

          9 "STAND-OFF" AGREEMENT. Each Shareholder, if requested by the Company and the managing underwriter of an offering by the Company of Common Stock or other securities of the Company pursuant to a Registration Statement, shall agree not to sell publicly or otherwise transfer or dispose of any Registrable Shares or other securities of the Company held by such Shareholder for a specified period of time (not to exceed 180 days) following the effective date of such Registration Statement; PROVIDED, that:

          (a) such agreement shall only apply to the first Registration Statement covering Common Stock to be sold on its behalf to the public in an underwritten offering; and

          (b) all Shareholders holding not less than the number of shares of Common Stock held by such Shareholder (including shares of Common Stock issuable upon the conversion of Shares, or other convertible securities, or upon the exercise of options, warrants or rights) and all officers and directors of the Company enter into similar agreements.

          10. Limitations on Subsequent Recistration Rights. The Company shall not, without the prior written consent of Shareholders holding at least 51% of the Registrable Shares, enter into any agreement (other than this Agreement) with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include securities of the Company in any Registration Statement, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only on terms substantially similar to the terms on which holders of Registrable Shares may include shares in such registration, or (b) to make a demand registration which could result in such registration statement being declared effective prior to November 30, 1998.

          11. Rule 144 Requirements. After the earliest of (i) the closing of the sale of securities of the Company pursuant to a Registration Statement,
(ii) the registration by the Company of a class of securities under Section 12 of the Exchange Act, or (iii) the issuance by the Company of an offering circular pursuant to Regulation A under the Securities Act, the Company agrees to:

          (a) comply with the requirements of Rule 144(c) under the Securities Act with respect to current public information about the Company;

          (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

          (c)     furnish to any holder of Registrable Shares upon request
     (i) a written statement by the Company as to its compliance with the requirements of said Rule 144(c), and the reporting requirements of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

          12. MERGERS. ETC. The Company shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation unless the proposed surviving corporation shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to "Registrable Shares" shall be deemed to be references to the securities which the Shareholders would be entitled to receive in exchange for Registrable Shares under any such merger, consolidation or reorganization; PROVIDED, that the provisions of this Section 12 shall not apply in the event of any merger, consolidation or reorganization in which the Company is not the surviving corporation if all Shareholders are entitled to receive in exchange for their Registrable Shares consideration consisting solely of (i) cash. (ii) securities of the acquiring corporation which may be immediately sold to the public without registration under the Securities Act, or (iii) securities of the acquiring corporation which the acquiring corporation has agreed to register within 90 days of completion of the transaction for resale to the public pursuant to the Securities Act.

          13. TERMINATION. All of the Company's obligations to register Registrable Shares under this Agreement shall terminate on the eighth anniversary of this Agreement.

          14. TRANSFERS OF RIGHTS. This Agreement, and the rights and obligations of each Shareholder hereunder, may be assigned by such Shareholder to any person or entity to which Shares are transferred by such Shareholder, and such transferee shall be deemed a "Shareholder" for purposes of this Agreement; provided that the transferee provides written notice of such assignment to the Company.

          15. GENERAL.

          (a) NOTICES.   All notices, requests, consents, and other
communications under this Agreement shall be in writing and shall be delivered by hand or mailed by first class certified , or registered mail, return receipt requested, postage prepaid:

     If to the Company, at 625 River Oaks Parkway, San Jose, California 95134, Attention: President, or at such other address or addresses as may have been furnished in writing by the Company to the Shareholders, with a copy to Wilson Sonsini Goodrich and Rosati, 650 Page Mill Road Palo Alto, California 94304-1050, Attention: Kenneth M. Siegel, Esq.

     If to a Series A Shareholder, at the address as set forth on Annex 1, if to a Series B Shareholder, at the address as set forth on Annex 2, if to a Series C Shareholder, at the address forth on Annex 3, if to a Series D Shareholder, at the address as set forth on Annex 4, if to a ' 'Series E Shareholder, at the address as set forth on Annex 5, and if to a Series F Shareholder, at The address as set forth on Annex 6, or at such other address as such party shall have furnished to Company in writing.

     If to any other holder of any Shares, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Shares who has so furnished an address to the Company.

     Notices provided in accordance with this Section 1 5(a) shall be deemed delivered upon personal delivery or five business days after deposit in the mail.

          (b) ENTIRE ACREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

          (c) AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of a majority of the Registrable Shares; PROVIDED, that this Agreement may be amended with the consent of the holders of less than all Registrable Shares only in a manner which affects all Registrable Shares in the same fashion. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

          (d) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

          (e) SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          (f) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.